UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 12, 2007, bioMETRX, Inc. (the “Company”) entered into several agreements with Alpha Capital Anstalt (“Alpha”) whereby Alpha lent the Company $750,000 to be held in escrow pending delivery of the Company’s garage door openers. The funds will be used to pay the manufacturer of the garage door openers once they have been completed and inspected for shipment to fulfill certain outstanding customer purchase orders.

In connection with the transaction the Company executed a $750,000 secured promissory note (“Note”). The Note bears interest at the rate of 24.99% per annum, payable on the first day of each month and on the maturity date the Note matures fifteen (15) days following the release of funds from the escrow account to any person other than the holder. The Note may be prepaid all or any portion of the Note without penalty or premium.

In addition to the Note, the Company and each of its subsidiaries entered into Security Agreements with Alpha whereby each entity pledged all their assets to secure the Note. The Company also issued Alpha a warrant (the “Warrant”) to purchase 375,000 shares of the Company’s common stock at an exercisable price of $1.00 per share. The Warrant is exercisable for a period of five (5) years.

As a condition to Alpha providing the loan to the Company, the Company’s CEO Mark Basile entered into a Guaranty with Alpha whereby Mr. Basile agreed to guaranty the Company’s obligations under the Note and all related documents.

In connection with the transaction the Company paid a due diligence fee of $10,000 to Osher Capital Partners, LLC, paid Alpha a commitment fee of $22,500 and agreed to pay Alpha’s legal fees in connection with this transaction not to exceed $40,000.

Item 9.01 Financial Statements and Exhibits

c)	Exhibits

99.1 Secured Note dated July 12, 2007 issued by BioMetrx, Inc. to Alpha Capital Anstalt

99.2 Warrant dated July 12, 2007 issued by BioMetrx, Inc to Alpha Capital Anstalt

99.3 Security Agreement between BioMetrx, Inc. and Alpha Capital Anstalt dated July 12, 2007

99.4 Security Agreement between smartTOUCH Consumer Products Inc. and Alpha Capital Anstalt dated July 12, 2007

99.5 Security Agreement between bioMETRX Technologies, Inc. and Alpha Capital Anstalt dated July 12, 2007

99.6 Guaranty of Mark Basile to Alpha Capital Anstalt dated July 12, 2007

99.7 Escrow Agreement entered into between BioMetrx, Inc., Alpha Capital Anstalt, RDI, Inc. and Grusko and Mittman P.C. dated July 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMETRX, INC.
(Registrant)

Date: July 17, 2006	By:	/s/ J. Richard Iler
J. Richard Iler
Chief Financial Officer